Exhibit 4.1

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                               WARRANT AGREEMENT

                         Dated as of December 21, 2004

                                by and between

                                RCN CORPORATION

                                      and

                      HSBC BANK USA, NATIONAL ASSOCIATION

                               as Warrant Agent

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                               WARRANT AGREEMENT

                             TABLE OF CONTENTS(1)

                                                                            Page

SECTION 1.   Appointment of Warrant Agent......................................1

SECTION 2.   Warrant Certificates..............................................2

SECTION 3.   Issuance of Warrants..............................................2

SECTION 4.   Execution of Warrant Certificates.................................2

SECTION 5.   Registration and Countersignature.................................2

SECTION 6.   Registration of Transfers and Exchanges...........................3

SECTION 7.   Terms of Warrants; Exercise of Warrants...........................3

SECTION 8.   Payment of Taxes..................................................5

SECTION 9.   Mutilated or Missing Warrant Certificates.........................6

SECTION 10.  Reservation of Shares of the New Common Stock.....................6

SECTION 11.  Obtaining Stock Exchange Listings.................................7

SECTION 12.  Adjustment of Exercise Price and Number of Shares of the
             New Common Stock Issuable.........................................7

             (a)   Adjustment for Change in Capital Stock......................7
             (b)   Adjustment for Rights Issue.................................8
             (c)   Adjustment for Other Distributions..........................9
             (d)   Current Market Price.......................................10
             (e)   When De Minimis Adjustment May Be Deferred.................10
             (f)   When No Adjustment Required................................10
             (g)   Notice of Adjustment.......................................11
             (h)   Consolidation, Merger, Sale, Recapitalization or
                   Reorganization of the Company..............................11
             (i)   The Company Determination Final............................12
             (j)   Warrant Agent's Disclaimer.................................12
             (k)   When Issuance or Payment May Be Deferred...................12
             (l)   Adjustment in Number of Shares.............................13
             (m)   Form of Warrants...........................................13

SECTION 13.  Priority Adjustments, Further Actions............................14

SECTION 14.  Fractional Interests.............................................14

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(1)  This Table of Contents does not constitute a part of this Warrant
     Agreement or have any bearing upon the interpretation of any of its terms or provisions.

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SECTION 15.  Notices to Warrant Holders.......................................14

SECTION 16.  Merger, Consolidation or Change of Name of Warrant Agent.........16

SECTION 17.  Warrant Agent....................................................16

SECTION 18.  Expenses

SECTION 19.  Change of Warrant Agent..........................................19

SECTION 20.  Notices to the Company and Warrant Agent.........................20

SECTION 21.  Supplements and Amendments.......................................21

SECTION 22.  Successors.......................................................21

SECTION 23.  Termination......................................................21

SECTION 24.  Governing Law; Jurisdiction......................................21

SECTION 25.  Benefits of this Warrant Agreement...............................21

SECTION 26.  Counterparts.....................................................22

SECTION 27.  Further Assurances...............................................22

SECTION 28.  Entire Agreement.................................................22


EXHIBIT A - Form of Warrant Certificate......................................A-1

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         WARRANT AGREEMENT (this "Warrant Agreement") dated as of December 21,
2004, between RCN CORPORATION, a Delaware corporation (the "Company"), and
HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as Warrant Agent (the "Warrant Agent").

         WHEREAS, pursuant to the terms and conditions of the Joint Reorganization Plan of RCN Corporation and Certain Subsidiaries, dated October 12, 2004, as may be amended and restated from time to time (the "Plan") relating to the reorganization under Chapter 11 of the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code") of RCN Corporation, a Delaware corporation ("Old RCN") and certain of its subsidiaries, the holders of (i) the Series A Preferred Stock and the Series B Preferred Stock (collectively, the "Old Preferred Stock") issued by Old RCN and (ii) the common stock issued by Old RCN (the "Old Common Stock") will receive warrants (the "Warrants") that are exercisable, within the two-year period beginning on the date of consummation of the Plan (the "Plan Effective Date"), into a number of shares of common stock, par value $0.01 per share, of the Company (the "New Common Stock"), representing, in the aggregate, 735,119 shares of New Common Stock;

         WHEREAS, the Warrants are being offered pursuant to, and upon the terms and conditions set forth in, the Plan in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and of any applicable state securities or "blue sky" laws;

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant certificates and other matters as provided herein; and

         WHEREAS, for purposes of this Warrant Agreement, "person" shall be interpreted broadly to include an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, national banking association, trust, trustee, estate, unincorporated organization, government, governmental unit, agency, or political subdivision thereof, or other entity.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as warrant agent for the Company in accordance with the express (and no implied) instructions set forth hereinafter in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

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         SECTION 2. Warrant Certificates. The certificates evidencing the
Warrants to be delivered pursuant to this Warrant Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto ("Warrant Certificates") and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (with execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any exchange, inter-dealer quotation system or regulated quotation service on which the Warrants may be listed or quoted, as the case may be.

         SECTION 3. Issuance of Warrants. Upon issuance in accordance with
Section 5, each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby entitles the holder, upon proper exercise to receive from the Company, as adjusted as provided herein, one share of the New Common Stock at the Exercise Price.

         SECTION 4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President and by the Secretary or any Assistant Secretary under its corporate seal. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Each such signature upon any Warrant Certificate may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary at the time of entering into this Warrant Agreement, notwithstanding the fact that at the time any Warrant Certificate shall be countersigned by the Warrant Agent and delivered or disposed of by the Company he shall have ceased to hold such office, so long as, and the Company hereby represents that, under the Company's charter and by-laws, any Warrants or shares of the New Common Stock so issued would be validly issued. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer, so long as, and the Company hereby represents that, under the Company's charter and by-laws, any Warrants or shares of the New Common Stock so issued would be validly issued.

         Warrant Certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants.

         SECTION 5. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a Warrant register as they are issued by the Company. The Warrant register will show the names and addresses of the respective holders of the Warrants, the

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numbers of Warrants evidenced on the face of each Warrant Certificate and the date of each Warrant Certificate.

         Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, President, Vice President, Secretary or Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more, nor less, than the number of shares of the New Common Stock referred to above in the first recital hereof (but subject to adjustment as hereinafter provided) and shall countersign and deliver Warrants as otherwise provided in this Warrant Agreement.

         The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         SECTION 6. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of by or at the direction of the Company in accordance with applicable law.

         Warrant Certificates may be exchanged at the option of the registered holder(s) thereof, when surrendered to the Warrant Agent at the Warrant Agent Office during normal business hours for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by or at the direction of the Company in accordance with applicable law.

         The Warrant Agent is hereby directed and authorized to countersign, in accordance with the provisions of this Section 6, the new Warrant Certificates issued pursuant to the provisions of this Section 6.

         SECTION 7. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Warrant Agreement, each Warrant holder shall have the right, which may be exercised from the date of original issuance of the Warrant Certificates pursuant to the terms of this Warrant Agreement and prior to 5:00 p.m. New York City Time, on December 21, 2006 (the "Expiration Date"), to exercise each Warrant and receive from the Company the number of fully paid

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and nonassessable shares of the New Common Stock which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the aggregate Exercise Price then in effect for such shares of the New Common Stock. In addition, prior to the delivery of any shares of the New Common Stock that the Company shall be obligated to deliver upon proper exercise of the Warrants, the Company shall comply with all applicable federal and state laws, rules and regulations which require action to be taken by the Company. Each Warrant, when exercised, will entitle the holder thereof to purchase one share of the New Common Stock at the Exercise Price. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease as of such time.

         A Warrant may be exercised upon surrender to the Company at the Warrant Agent Office referred to in Section 20 (the "Warrant Agent Office") of the Warrant Certificate or Warrant Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof (the "Exercise Notice") duly and properly completed and signed, which signature shall be guaranteed by an "Eligible Guarantor Institution" as defined in Rule 17Ad-15(2) promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and upon payment to the Warrant Agent for the account of the Company of the exercise price of $34.16 (the "Exercise Price"), as adjusted from time to time as herein provided, for each Warrant Share then exercised. Payment of the aggregate Exercise Price for all shares of the New Common Stock being exercised in respect of a Warrant shall be made (a) in United States Dollars or (b) by certified or official bank check for United States Dollars made payable to the order of "RCN Corporation". In lieu of payment of the aggregate Exercise Price as aforesaid and subject to applicable law, the holder of a Warrant may elect to receive from the Company a number of shares of the New Common Stock equal to the "Spread" by indicating such election in the Exercise Notice delivered by such Warrant holder. The "Spread" shall, subject to Section 14, be paid by the Company by delivering to such Warrant holder a number of shares of the New Common Stock equal to (a)(i) the product of (x) the current market price per share of the New Common Stock (as if the date of receipt of the Exercise Notice to the Company) multiplied by
(y) the number of shares of the New Common Stock underlying the Warrants being exercised, minus (ii) the product of (x) the Exercise Price, multiplied by (y) the number of shares of the New Common Stock underlying the Warrants being exercised, divided by (b) the current market price per share of the New Common Stock (as of the date of receipt of the Exercise Notice to the Company).

         Subject to the provisions of Section 8, upon such surrender of Warrants and payment of the aggregate Exercise Price, the Company shall issue and cause to be delivered promptly to or upon the written order of the Warrant holder and in such name or names, as the Warrant holder may designate, a certificate or certificates for the number of full shares of the New Common Stock issuable upon the exercise of such Warrants together with cash as provided in Section 14; provided, however, that if any Fundamental Transaction (as defined in Section 12(h)) is proposed to be effected by the Company or there is pending any tender offer or an exchange offer for shares of the New Common Stock, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event

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not later than two business days thereafter, issue and cause to be delivered the full number of shares of the New Common Stock issuable upon the exercise of such Warrants in the manner described in this sentence together with any cash as provided in Section 14. For purposes of this Warrant Agreement, a "business day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or obligated by law, regulation or executive order to close or remain closed. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of the New Common Stock as of the close of business on the date of the surrender of such Warrants and payment of the aggregate Exercise Price. No fractional shares shall be issued upon exercise of any Warrants in accordance with Section 14.

         The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part (in whole shares of the New Common Stock) and, in the event that a Certificate evidencing Warrants is exercised in respect of fewer than all of the shares of the New Common Stock issuable on such exercise at any time prior to the Expiration Date, a new Certificate evidencing the remaining Warrant or Warrants will be promptly issued, and the Warrant Agent is hereby irrevocably authorized and directed to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 7 and of Section 5, and the Company, whenever required by the Warrant Agent or under this Warrant Agreement, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

         All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by or at the direction of the Company in accordance with applicable law. The Warrant Agent shall (x) advise an authorized representative of the Company as directed by the Company by the end of each day on which Warrants were exercised (i) the number of shares of the New Common Stock issued upon exercise of a Warrant, (ii) delivery of Warrant Certificates evidencing the balance, if any, of the shares of the New Common Stock issuable after such exercise of the Warrant and (iii) such other information as the Company shall reasonably require and (y) concurrently pay to the Company all funds received by it in payment of the aggregate Exercise Price. The Warrant Agent shall promptly confirm such information to the Company in writing.

         The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the holders of the Warrants during normal business hours at the Warrant Agent Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

         SECTION 8. Payment of Taxes. No service charge shall be made to any holder of a Warrant for any exercise, exchange or registration of transfer of Warrant Certificates, and the Company will pay all documentary stamp taxes attributable to the initial issuance of shares of the New Common Stock upon the exercise of Warrants; provided, however, that neither the Company nor the

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Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for shares of the New Common Stock in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates or the certificates representing the shares of the New Common Stock unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 9. Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like date and tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and such indemnity and security therefor as is customary and reasonably satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         SECTION 10. Reservation of Shares of the New Common Stock. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of the New Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of the New Common Stock upon exercise of Warrants, the maximum number of shares of the New Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

         The Company or the transfer agent for the New Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase represented by the Warrants as aforesaid (the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized and directed to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will, upon request, provide or otherwise make available any cash which may be payable as provided in Section 14. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to the Warrant Agent and each holder pursuant to Section 15.

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         Before taking any action which would cause an adjustment pursuant to
Section 12 to reduce the Exercise Price below the then par value per share (if any) of a share of the New Common Stock, the Company will take all corporate action necessary, in the opinion of its counsel (which may be counsel employed by the Company), in order that the Company may validly and legally issue fully paid and nonassessable shares of the New Common Stock at the Exercise Price as so adjusted.

         The Company covenants that all shares of the New Common Stock which may be issued upon exercise of Warrants will be, upon payment of the aggregate Exercise Price and issuance thereof, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof (other than any liens, charges and security interests created by the Warrant holder or the person to which the shares of the New Common Stock are to be issued).

         SECTION 11. Obtaining Stock Exchange Listings. The Company shall also from time to time take all action reasonably necessary so that the shares of the New Common Stock, immediately upon their issuance upon the exercise of Warrants, will be listed or quoted, as the case may be, on the primary exchange, inter-dealer quotation system or regulated quotation service, if any, on which shares of the New Common Stock are then listed or quoted, subject to the rules and regulations thereof. If the shares of the New Common Stock are not so listed or quoted, the Company shall not be obligated to obtain or maintain a listing or quotation, as the case may be, of the shares of the New Common Stock or shares of the New Common Stock issuable upon the exercise of Warrants on any exchange, inter-dealer quotation system or regulated quotation service.

         SECTION 12. Adjustment of Exercise Price and Number of Shares of the New Common Stock Issuable. The Exercise Price and the number of shares of the New Common Stock issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12. For purposes of this Section 12, "the New Common Stock" means the New Common Stock and any other stock of the Company, however designated, for which the Warrants may be exercisable from time to time.

         (a)   Adjustment for Change in Capital Stock.
               --------------------------------------

               If on or after the date of this Warrant Agreement and prior to the Expiration Date, the Company:

               (1) pays a dividend or makes a distribution on the New Common Stock in shares of the New Common Stock;

               (2) subdivides its outstanding shares of the New Common Stock into a greater number of shares;

               (3) combines its outstanding shares of the New Common Stock into a smaller number of shares;

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               (4)   makes a distribution on its the New Common Stock in shares of its capital stock other than the New Common Stock; or

               (5) issues by reclassification of its the New Common Stock any shares of its capital stock,

then the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of a Warrant shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a holder of a Warrant upon exercise may receive shares of two or more classes or series of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes or series of capital stock based on the relative fair market values (determined by the Board of Directors of the Company) of such class or classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class or series of capital stock shall thereafter again be subject to adjustment on the terms applicable to the New Common Stock in this Section 12.

         Such adjustment shall be made successively whenever any event listed above shall occur.

         (b)   Adjustment for Rights Issue.
               ---------------------------

         If on or after the date of this Warrant Agreement and prior to the Expiration Date, the Company distributes any options, warrants or other rights (however classified, except pursuant to any stockholder rights plan now existing or hereafter adopted) to all holders of the New Common Stock entitling them for a period expiring within 45 days after the record date mentioned below to purchase shares of the New Common Stock or securities convertible into, or exchangeable or exercisable for, the New Common Stock at a price per share (or with an initial conversion, exchange or exercise price) less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the following formula:


                                       N x P
                                  O + -------
                                         M
                         E' = E x -----------
                                       O + N

where:

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         E'   =   the adjusted Exercise Price.

         E    =   the current Exercise Price.

         O    =   the number of shares of the New Common Stock outstanding on the record date.

         N    =   the number of additional shares of the New Common Stock
                  offered.

         P    =   the offering price per share of the additional shares.

         M    =   the current market price per share of the New Common Stock on the record date.

         The adjustment shall be made successively whenever any such options, warrants or other rights (however classified) are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the options, warrants or other rights (however classified). If at the end of the period during which such rights, options or warrants are exercisable, not all options, warrants or other rights (however classified) shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

         (c)   Adjustment for Other Distributions.
               ----------------------------------

         If on or after the date of this Warrant Agreement and prior to the Expiration Date, the Company distributes to all holders of the New Common Stock any of its assets (other than cash dividends or distributions), debt securities, preferred stock or any options, warrants or other rights to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the following formula:

                                         M - F
                               E' = E x -------
                                           M

where:

         E'   =   the adjusted Exercise Price.

         E    =   the current Exercise Price.

         M    =   the current market price per share of the New Common Stock on the record date mentioned below.

         F    =   the fair market value on the record date of the assets,
                  securities, rights or warrants to be distributed in respect of

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                  one share of the New Common Stock. The Board of Directors of the Company shall determine the fair market value.

         The adjustment shall be made successively whenever any such record date is fixed and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         This Section 12(c) does not apply to: (i) options, warrants or other rights referred to in Section 12(b); or (ii) a dividend payable in shares of Common Stock referred to in Section 12(a).

         (d)   Current Market Price.
               --------------------

         All references in Section 12(b) or Section 12(c) and in Section 7 and
Section 14 to "the current market price per share of the New Common Stock" on any date shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any securities exchange or the Nasdaq National or SmallCap Market, "current market price per share of the New Common Stock" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc., as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the "current market price per share of the New Common Stock" shall be the average of the quotations for the last five trading days for which a quotation is available within the last 30 trading days prior to such day. In the event that five such quotations are not available within such 30-trading day period, the Board of Directors of the Company shall be entitled to determine the "current market price per share of the New Common Stock" on the basis of such quotations or other information as it in good faith considers appropriate (without regard to any illiquidity or minority discounts).

         (e)   When De Minimis Adjustment May Be Deferred.
               ------------------------------------------

         No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least one percent (l%) in the Exercise Price on the date an adjustment would otherwise be required to be made. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         (f)   When No Adjustment Required.
               ---------------------------

         No adjustment need be made for a transaction referred to in Section 12(a), Section 12(b) or Section 12(c) if all Warrant holders participate in such transaction on a basis and with notice that the Board of Directors of the

Company determines to be fair and appropriate in light of the basis and notice on which holders of the New Common Stock participate in the transaction.

         No adjustment need be made for rights to purchase the New Common Stock purchased at the fair market value thereof (determined by the Board of Directors of the Company) pursuant to any of the Company's plans for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value, or from par value to no par value, or from no par value to par value, of the Common Stock.

         Notwithstanding any other provision of this Section 12, no adjustment to the Exercise Price shall result in zero or in a negative number or shall reduce the Exercise Price below the then par value per share of the New Common Stock, and any such purported adjustment shall instead reduce the Exercise Price to such par value (unless the New Common Stock then has no par value in which case such purported adjustment shall instead reduce the Exercise Price to $0.001 per share).

         To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (g)   Notice of Adjustment.
               --------------------

         Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 15.

         (h) Consolidation, Merger, Sale, Recapitalization or Reorganization of the Company.
               ---------------------------------------------------------------

         In case of any consolidation of the Company with, or merger of the Company into, another person (other than a consolidation, amalgamation or merger which does not result in any reclassification or exchange of the New Common Stock), or in case of any sale or conveyance to another person of the property of the Company as an entirety or substantially as an entirety (each a "Fundamental Transaction"), the person formed by or surviving such Fundamental Transaction or the persons which shall have acquired such assets, as the case may be, shall execute and deliver to the Warrant Agent a supplemental warrant agreement providing that each holder of a Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of capital stock, shares and other securities and property (or cash) receivable upon such Fundamental Transaction for which such Warrant might have been exercised immediately prior to such Fundamental Transaction, provided that (i) if the holders of shares of the New Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such Fundamental Transaction, then the kind and amount of securities, cash or other assets for which each Warrant shall become exercisable shall be deemed to be the kind and amount so receivable per share by a plurality of the holders of shares of the New Common Stock in such Fundamental Transaction, and (ii) if a tender or exchange offer shall have been made to and accepted by the holders of shares of the New Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of the New Common Stock, each Warrant shall become exercisable for the highest amount of cash, securities or other property to which such Warrant holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of the New Common Stock issuable to such Warrant holder upon such exercise had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer). Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 12. The above provision of this Section 12(h) shall similarly apply to successive consolidations, amalgamations, mergers, sales or transfers. The Warrant Agent shall not be under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of capital stock, shares or securities or property (or cash) purchasable by Warrant holders upon the exercise of their Warrants after any such Fundamental Transaction, but subject to the provisions of Section 17 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company) with respect thereto.

         (i)   The Company Determination Final.
               -------------------------------

         Any determination that the Company or the Board of Directors of the Company must make pursuant to this Section 12 is (absent manifest error) conclusive if such determination is made in good faith.

         (j)   Warrant Agent's Disclaimer.
               --------------------------

         The Warrant Agent has no duty to determine when an adjustment under this Section 12 should be made (if at all), how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under Section 12(h) are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12. The Warrant Agent shall not be deemed to have knowledge of any adjustment under this Section 12 until it has received notice thereof pursuant to Section 15.

         (k)   When Issuance or Payment May Be Deferred.
               ----------------------------------------

         In any case in which this Section 12 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the shares of the New Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of the New Common Stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 14; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of the New Common Stock, other capital stock and cash (if any) upon the occurrence of the event requiring such adjustment.

         (l)   Adjustment in Number of Shares.
               ------------------------------

         Upon each adjustment of the Exercise Price pursuant to this Section 12, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted aggregate Exercise Price that number of shares of the New Common Stock (calculated to the nearest hundredth) obtained from the following formula:
                                           E
                                N' = N x -----
                                           E'

where:

         N'   =   the adjusted number of shares of the New Common Stock issuable upon exercise of a Warrant by payment of the adjusted aggregate Exercise Price.

         N    =   the number of shares of the New Common Stock previously
                  issuable upon exercise of a Warrant by payment of the aggregate Exercise Price prior to adjustment.

         E'   =   the adjusted Exercise Price.

         E    =   the Exercise Price prior to adjustment.

         (m)   Form of Warrants.
               ----------------

         The Company may, but shall not be required to, issue new certificates or make a notation on any outstanding certificates to reflect any adjustment under this Section 12. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement.

         SECTION 13. Priority Adjustments, Further Actions. (a) If any single action would require adjustment of the Exercise Price pursuant to more than one subsection of Section 12, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

         (b) The Company will not, by amendment of its charter or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the New Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of the New Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of the New Common Stock then authorized by the Company's charter and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 12(h) shall not be prohibited by or require any adjustment under this Section 13.

         SECTION 14. Fractional Interests. The Company shall not be required to issue fractional shares of the New Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of the New Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of the New Common Stock purchasable on exercise of all of the Warrants so presented. If any fraction of a share of the New Common Stock would, except for the provisions of this
Section 14, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a share of the New Common Stock and concurrently pay or provide to the Warrant Agent for repayment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the excess of the current market price of a share of the New Common Stock for the day the Warrant was presented for exercise over the Exercise Price.

         SECTION 15. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 12, the Company shall within 25 days thereafter (i) cause to be delivered to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company or other knowledgeable expert selected by the Board of Directors of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of shares of the New Common Stock (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted aggregate Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such registered holder's address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 15.

         In case:

         (a) the Company shall authorize the issuance to all holders of shares of the New Common Stock of options, warrants or other rights (howsoever classified) to subscribe for or purchase shares of the New Common Stock or of any other subscription rights or warrants; or

         (b) the Company shall authorize the distribution to all holders of shares of the New Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of the New Common Stock or distributions referred to in Section 12(a)); or

         (c) of any Fundamental Transaction or a tender offer or exchange offer for shares of the New Common Stock; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company proposes to take any action (other than actions of the character described in Section 12(a)) which would require an adjustment of the Exercise Price pursuant to Section 12;

         then, in each case, the Company shall cause to be delivered to the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of the New Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of the New Common Stock or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of the New Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up, or the vote upon any action.

         Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

         SECTION 16. Merger, Consolidation or Change of Name of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. If, at the time such successor to the Warrant Agent by merger or consolidation succeeds to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if, at that time any of the Warrant Certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates in this Warrant Agreement.

         SECTION 17. Warrant Agent. The Warrant Agent undertakes only the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided, or as provided pursuant to the Exchange Agent Agreement, dated as of December 21, 2004, by and between the Company and the Warrant Agent (the "Exchange Agent Agreement").

         (b) Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Company's Chairman of the Board, Chief Executive Officer, President or any Vice President and delivered to the Warrant Agent; and in reliance upon such certificate, the Warrant Agent shall take any action or omit to take any action authorized under the provisions of this Agreement. In the event the Warrant Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is uncertain of any action to take hereunder, the Warrant Agent, may, following prior written notice to the Company, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent.

         (c) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement (including, without limitation, any adjustment of Exercise
     Price pursuant to Section 12, the authorization or reservation of shares of New Common Stock pursuant to Section 10 or the due execution and delivery by the Company of this Warrant Agreement or any Warrant Certificate) or in the Warrant Certificates to be complied with by the Company.

         (d) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         (e) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Warrant Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent. The Warrant Agent shall not be required to take instructions or directions except those given in accordance with this Warrant Agreement.

         (f) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or unintentional misconduct of any such attorneys or agents or for any loss to the Company or the holders of the Warrants resulting from any such act, default, neglect or unintentional misconduct, absent gross negligence, willful misconduct or bad faith (as each is determined by a final non-appealable order of a court of competent jurisdiction) in the selection and continued employment thereof.

         (g) The Warrant Agent will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrant
     Certificates.

         (h) The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication).

         (i) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), taxes (including withholding taxes) and governmental charges and other charges of any kind and nature actually incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Warrant Agreement except as a result of its gross negligence, bad faith or willful misconduct (as each is determined by a final non-appealable order of a court of competent jurisdiction).

         (j) The Warrant Agent, shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

         (k) Except as otherwise prohibited by applicable law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (l) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement, except for its own gross negligence, bad faith or willful misconduct (as each is determined by a final non-appealable order of a court of competent jurisdiction); provided that in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         (m) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the shares of the New Common Stock or other securities or property deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any shares of the New Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such shares of the New Common Stock or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto. The Warrant Agent shall not be accountable with respect to the calculation of the "Spread" pursuant to Section 7.

         (n)   All rights and obligations contained in this Section 17 and
     Section 18 shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

         SECTION 18. Expenses. All expenses incident to the Company's performance of or compliance with this Warrant Agreement will be borne by the Company, including without limitation: (i) all expenses of printing Warrant Certificates; (ii) messenger and delivery services and telephone calls; (iii) all fees and disbursements of counsel for the Company; (iv) all fees and disbursements of independent certified public accountants or knowledgeable experts selected by the Company; and (v) the Company's internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties).

         SECTION 19. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The registered holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent for cause and appoint a successor to such Warrant Agent; provided that the Warrant Agent so appointed shall be acceptable to the Company. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

         The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

         SECTION 20. Notices to the Company and Warrant Agent. Any notice or demand authorized or permitted by this Warrant Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

               RCN Corporation
               105 Carnegie Center
               Princeton, New Jersey 08540
               Telephone No.: (609) 734-3700
               Facsimile No.: (609) 734-3701
               Attention: General Counsel

         with a copy to (which shall not constitute notice to the Company):

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, New York 10036
               Telephone No.: (212) 735-3000
               Facsimile No.: (212) 735-2000
               Attention: Howard L. Ellin, Esq.

         Any notice pursuant to this Warrant Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the Warrant Agent Office as follows:

               HSBC Bank USA, National Association
               452 Fifth Avenue
               New York, New York  10016
               Facsimile No: (212) 525-1300
               Attention: Corporate Trust

         SECTION 21. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates. Any amendment or supplement to this Warrant Agreement that has an adverse effect on the interests of holders of the Warrants shall require the written consent of registered holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its controlled affiliates). The consent of each holder of a Warrant affected shall be required for any amendment of this Warrant Agreement pursuant to which the Exercise Price would be increased or the number of shares of the New Common Stock purchasable upon exercise of the Warrants would be decreased. The Warrant Agent shall have no duty to determine whether any such amendment would have an adverse effect on the interests of the holders of the Warrants. The Warrant Agent may, but shall not be obligated to, execute any amendment or supplement which adversely affects the rights or increases the duties or obligations of the Warrant Agent.

         SECTION 22. Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 23. Termination. This Warrant Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date. Notwithstanding the foregoing, this Warrant Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. The provisions of Section 17 shall survive such termination.

         SECTION 24. Governing Law; Jurisdiction. This Warrant Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the internal laws of said State. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement.

         SECTION 25. Benefits of this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any person other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Warrant

Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

         SECTION 26. Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 27. Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Warrant Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

         SECTION 28. Entire Agreement. This Warrant Agreement, the Warrant Certificate and the Exchange Agent Agreement constitute the entire agreement of the Company, the Warrant Agent and the registered holders of the Warrant Certificates with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the registered holders of the Warrant Certificates with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

                                       RCN CORPORATION, as the Company


                                       By: /s/ Deborah M. Royster
                                           -------------------------------------
                                           Name:  Deborah M. Royster
                                           Title: Senior Vice President, General
                                                  Counsel & Corporate Secretary


                                       HSBC BANK USA, NATIONAL ASSOCIATION, as
                                       Warrant Agent


                                       By: /s/ Stephen Ferrera
                                           -------------------------------------
                                           Name:  Stephen Ferrera
                                           Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------


                          Form of Warrant Certificate
                          [Face of Warrant Certificate]


            EXERCISABLE ON OR AFTER THE DATE OF THIS CERTIFICATE AND
         PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON [DATE](2), 2006 AND
                   ONLY IF COUNTERSIGNED BY THE WARRANT AGENT


                                 RCN CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


No. NIW _____                  CUSIP No. [        ]          __________ Warrants


                                    WARRANTS

         This certifies that __________________________, or registered assigns, is the registered holder of ____________ warrants (the "Warrants"), to purchase shares of common stock, par value $0.01 per share (the "Common Stock"), of RCN Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise at any time on or after the date of this Warrant Certificate and prior to 5:00 p.m., New York City Time, on [Date], 2006 to receive from the Company its pro rata portion, as determined pursuant to the Warrant Agreement (as defined below), of fully paid and nonassessable shares of Common Stock for each Warrant at the initial exercise price (the "Exercise Price") of $[ ] per share payable (i) in United States dollars or (ii) by certified or official bank check for United States Dollars made payable to the order of "RCN Corporation." In lieu of payment of the aggregate Exercise Price as aforesaid and subject to applicable law, the holder of a Warrant may request the payment by the Company of the "Spread", which shall, subject to Section 14 of the Warrant Agreement, dated as of [ ], 2004, by and between the Company and [ ], as Warrant Agent (the "Warrant Agreement"), be delivered by the Company by delivering to such Warrant holder a number of shares of Common Stock equal to [(a)(i) the product of (x) the current market price per share of Common Stock (as of the date of receipt of the request to the Company), multiplied by (y) the number of shares of Common Stock underlying the Warrants being exercised, minus
(ii) the product of (x) the Exercise Price, multiplied by (y) the number of shares of Common Stock underlying the Warrants being exercised, divided by (b) the current market price per share of Common Stock (as of the date of receipt of the request to the Company).] The Exercise Price and number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No Warrant may be exercised after 5:00 p.m., New York City Time, on [ ], 2006, and to the extent not exercised by such time such Warrants shall become void. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. Reference is made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

----------

(2)  Second anniversary of the date of consummation of the Plan.

         IN WITNESS WHEREOF, RCN Corporation has caused this Warrant Certificate to be signed by the undersigned President and the undersigned Secretary of the Company and has caused its corporate seal to be imprinted hereon.


Dated:

RCN CORPORATION
[Corporate Seal]

By:

-----------------------------------          -----------------------------------
President                                    Secretary


Countersigned:                                             (seal)

HSBC BANK USA, NATIONAL ASSOCIATION
[       ]
WARRANT AGENT

By:
   --------------------------------
          Authorized Officer

                        [Reverse of Warrant Certificate]

                            RCN CORPORATION (WARRANT)

         By accepting a Warrant Certificate, each holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto as fully and effectively as if such holder had signed the same.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants by the Company expiring at 5:00 p.m., New York City Time, on [ ], 2006, entitling the holder upon proper exercise to receive shares of Common Stock and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The holder of the Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth below on this Warrant Certificate properly completed and executed, together with payment of the aggregate Exercise Price in accordance with the provisions set forth on the face of this Warrant Certificate. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant, in each case, set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant may be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value in lieu thereof determined as provided in the Warrant Agreement.

         Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant

Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

         The Warrant Agreement permits, with certain exceptions therein provided, the supplementing or amendment thereof at any time by the Company and the Warrant Agent with the written consent of registered holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its controlled affiliates). Any such consent by or on behalf of a holder of a Warrant shall be conclusive and binding upon such holder and upon all future holders of this Warrant and any Warrant issued upon the registration of transfer thereof or in exchange thereof whether or not notation of such consent is made upon such Warrant or any other Warrant.

                               Form of Assignment


                  [Form of Assignment to be Executed if Holder
                 Desires to Transfer Warrants Evidenced Hereby]


                                   ASSIGNMENT
      (To Be Executed by the Registered Holder in Order to Assign Warrants)


FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
     PLEASE INSERT SOCIAL SECURITY
     OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
 (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)


of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
________________________________________________________________ Attorney to
transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated: __________, ____      ___________________________________________________
                                                   Signature(s)*

                             ___________________________________________________

                             ___________________________________________________
                             (Social Security or Taxpayer Identification Number)



_______________________
Signature(s) Guaranteed*

                          Form of Election to Purchase
                    [To Be Executed Upon Exercise Of Warrant]


                               NOTICE OF EXERCISE
     (To Be Executed by the Registered Holder in Order to Exercise Warrants)


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of the New Common Stock and herewith tenders payment for such shares to the order of RCN Corporation in the amount of $[ ] per share of the New Common Stock (subject to adjustment) in accordance with the terms of the Warrant Agreement, in cash or by certified or official bank check made payable to the order of the Company.

--------------------------------------------------------------------------------

                          REQUEST FOR PAYMENT OF SPREAD

    [ ] Please check if the undersigned, in lieu of tendering the cash payment, as aforesaid, hereby requests the payment of the "Spread" within the meaning of Section 7 of the Warrant Agreement.

--------------------------------------------------------------------------------

         The undersigned requests that a certificate for such shares be registered in the name of:

________________________________________________________________________________
                                                   PLEASE INSERT SOCIAL SECURITY
                                                   OR OTHER IDENTIFYING NUMBER

and be delivered to:____________________________________________________________
                              (PLEASE PRINT OR TYPE NAME AND ADDRESS,
                                     INCLUDING POSTAL ZIP CODE)

________________________________________________________________________________

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

________________________________________________________________________________
                         (PLEASE PRINT OR TYPE ADDRESS)

Dated: __________, ____      ___________________________________________________
                                                   Signature(s)*

                             ___________________________________________________

                             ___________________________________________________
                             (Social Security or Taxpayer Identification Number)



_______________________
Signature(s) Guaranteed*


* THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BEAR A SIGNATURE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" AS DEFINED IN RULE 17Ad-15(2) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.